UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  October 28, 2005
                                                       -------------------------

                                 Footstar, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

            1-11681                                   22-3439443
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   (Commission File Number)                (IRS Employer Identification No.)

       933 MacArthur Boulevard
          Mahwah New Jersey                             07430
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(Address of Principal Executive Offices)              (Zip Code)

                                 (201) 934-2000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           As previously disclosed, on March 2, 2004, Footstar, Inc. (the "Company") and certain of its direct and indirect subsidiaries (collectively, the "Debtors") filed voluntary petitions under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court") (Case No. 04-22350 (ASH)). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

           On October 28, 2005 the Company entered into an employment agreement (the "Employment Agreement") with Jeffrey A. Shepard. The Employment Agreement is subject to Court approval and the Company's emergence from bankruptcy pursuant to its plan of reorganization (the "Plan Effective Date"). Pursuant to the Employment Agreement, Mr. Shepard will continue as an Executive Vice President of the Company and Chief Executive Officer and President of the Company's Meldisco division. Mr. Shepard shall cease to hold such positions and shall become the Company's Chief Executive Officer and President at such time Dale Hilpert no longer serves as the Company's Chief Executive Officer and President, which is expected to occur on or after the Plan Effective Date. Mr. Shepard's term of employment shall be automatically renewed for successive one-year terms ("Renewal Terms") unless at least 90 days prior to the expiration of the original term of employment or any Renewal Term, either Mr. Shepard or the Company notifies the other party in writing that he or it is electing to terminate the Employment Agreement at the expiration of the then current term of employment.

           Mr. Shepard will continue to receive a base salary of $650,000, subject to annual review for increase at the discretion of the compensation committee of the Company's board of directors. Mr. Shepard shall participate in the Company's 1996 Incentive Compensation Plan under which he shall continue to be afforded the opportunity to earn no less than 100% of his base salary per year if certain targets are achieved. Mr. Shepard shall receive $158,437.50 on each July 1st and December 31st of 2006, 2007 and 2008 if he continues to be employed by the Company through the date such payments are due. Mr. Shepard shall receive the payments approved and not yet paid under the Court order entered on May 6, 2004, immediately upon the Plan Effective Date. On the Plan Effective Date, Mr. Shepard shall receive a restricted stock grant of 130,000 shares of the Company's common stock, which restrictions shall lapse only upon certain terminations. Mr. Shepard is also entitled to accrue benefits under the Company's supplemental executive retirement plan and he is entitled to certain severance payments upon the occurrence of certain events of termination of his employment.

           The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1


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
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)  Departure of Principal Officer.

           It is expected that Mr. Hilpert will cease to serve as the Company's Chief Executive Officer and President on or after the Plan Effective Date.

(c)  Appointment of Principal Officer.

           The description in Item 1.01 above is incorporated by reference herein.

           Mr. Shepard, age 55, was appointed to the board of directors of the Company in January 2005. He has been an Executive Vice President of the Company since March 2002 and has been Chief Executive Officer and President of the Company's Meldisco division since 1996.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

10.1   Employment Agreement with Jeffrey Shepard dated October 28, 2005











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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2005
                                   FOOTSTAR, INC.


                                   By: /s/ Maureen Richards
                                       -----------------------------------------
                                       Maureen Richards
                                       Senior Vice President, General Counsel
                                       and Corporate Secretary













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
                                  EXHIBIT INDEX

  Exhibit No.                      Description
  -----------                      -----------

     10.1           Employment Agreement with Jeffrey Shepard dated October 28,
                    2005


















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